UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026

Commission File Number: 001-39896

PLAYTIKA HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3634591
(State of other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

c/o Playtika Ltd.
HaChoshlim St 8
Herzliya Pituach, Israel
972-73-316-3251
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 14, 2026, Playtika Holding Corp. (the “Company”) announced a reduction in workforce (the “Plan”) as part of a larger adjustment to the Company’s cost structure and reallocation of resources within its portfolio of games. The Plan includes a reduction of current employees by approximately 15% in the first quarter of 2026.

The Company estimates the aggregate costs associated with the Plan to be approximately $12 million to $15 million, primarily consisting of severance payments, notice period payments in applicable jurisdictions, employee benefits and related costs. The actions associated with the Plan are expected to be substantially complete during the first quarter of 2026, subject to local law requirements.

While the Plan is expected to result in operating expense efficiencies, the Company anticipates reinvesting a substantial portion of these expense reductions to advance growth initiatives. Accordingly, the impact on overall profitability will depend on timing and scope of these investments.

The estimated costs associated with the Plan, and the timing of execution thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts and timing of execution may differ materially from these estimates.

Item 7.01. Regulation FD Disclosure.

On January 14, 2026, the Company’s Chairperson and Chief Executive Officer, Robert Antokol, sent an email to employees about the Plan. A copy of the email is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99.1	Employee Email
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLAYTIKA HOLDING CORP.

By:	/s/ Craig Abrahams
Craig Abrahams
President and Chief Financial Officer
Dated as of January 14, 2026